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                                                                    EXHIBIT 10.9


                                AMENDMENT TO THE
                            EXCEL REALTY TRUST, INC.
                        DIRECTORS' 1994 STOCK OPTION PLAN
                       (AMENDED AND RESTATED MAY 10, 1996)


        WHEREAS, Excel Realty Trust, Inc. ("Company") previously adopted the Excel Realty Trust, Inc. Directors' 1994 Stock Option Plan ("Plan"); and

        WHEREAS, pursuant to the Plan, the Board of Directors has reserved the right to amend the Plan; and

        WHEREAS, the Company desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended effective September 28, 1998 as follows:

        1. The Plan shall be known as the "New Plan Excel Realty Trust, Inc. Directors' 1994 Stock Option Plan."

        2. Section 1. PURPOSE OF THE PLAN. is amended by deleting the words "EXCEL REALTY TRUST, INC." appearing in the first sentence thereof, and substituting the words "NEW PLAN EXCEL REALTY TRUST, INC." therefor.

        3. The text of Section 2. STOCK SUBJECT TO PLAN. is deleted in its entirety, and the following is substituted therefor:

                "The maximum number of shares of stock for which options granted hereunder may be exercised shall be 288,000 shares of the Company's Common Stock, par value $.01 per share, subject to the adjustments provided in Section 7 for events after September 28, 1998. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are cancelled may again be subject to options under the Plan."

        4. The first sentence of subsection (a) of Section 4. ADMINISTRATION. is deleted in its entirety, and the following is substituted therefor:

                "The Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors, appointed by and holding office at the pleasure of the Board of Directors."

        5. The text of Section 5. GRANT OF OPTIONS. is deleted in its entirety, and the following is substituted therefor:


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                "On May 25th of each year or the first business day thereafter
        (these annual dates of grant are collectively referred to herein as the "date of grant"), each director then in office (which would include current and continuing directors as well as any director who later joins the Board) shall receive an option exercisable for a number of shares determined pursuant to the following formula:

                Number of option shares = 3,000 + (250 multiplied by the number of years of continuous service beginning in 1997, including any years of continuous service as a trustee of New Plan Realty Trust beginning in 1997 and any portion of any fiscal year of service as a full year).

                The number of shares subject to options allocated under the revised formula escalates each year as a result of being based on years of service as a director. Notwithstanding any other provision of this Plan, no option hereunder shall be granted unless shares with respect to such option are then available therefor under Sections 2 and 7. In consideration of the granting of the option, the option holder shall be deemed to have agreed to remain as a director of the Company for a period of at least one year after the date of grant. Nothing in this Plan shall, however, confer upon any option holder any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company or the Company's stockholders, which are hereby expressly reserved, to remove any option holder at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law."

        6. The text of subsection (b) of Section 6. OPTION PROVISIONS. is deleted in its entirety, and the following is substituted therefor:

                "Payment for stock purchased upon any exercise of the option shall be made in full in cash concurrently with such exercise. However, at the discretion of the Board, the terms of the option may: (i) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the option having a Fair Market Value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended (the "Code") and payable upon such terms as may be prescribed by the Board, or (iii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i) and (ii). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law."


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        7.      The text of Subsection (g) of Section 6 OPTION PROVISIONS. is deleted in its entirety, and the following is substituted therefor:

                "Except as set forth hereinbelow, the option shall not be transferable by the option holder other than by will or the laws of descent and distribution, may not be pledged or hypothecated, and shall be exercisable during the option holder's lifetime only by the option holder or by his or her guardian or legal representative. The Committee in its sole discretion may permit an option holder to transfer options subject to any conditions or limitations specified by the Committee."

        8. The text of subsection (j) of Section 6 OPTION PROVISIONS. is deleted in its entirety, and the following is substituted therefor:

                "At the discretion of the Board, shares of Common Stock issuable to the optionee upon exercise of the option may be used to satisfy the option exercise price or the tax withholding consequences of such exercise."

        9. The text of Section 8. CORPORATE REORGANIZATIONS. is deleted in its entirety, and the following is substituted therefor:

                "In the event of the proposed dissolution or liquidation of the Company, the option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Committee.

                In the event the Company is merged or consolidated with another corporation or another entity, or in the event the property or stock of the Company is acquired by another corporation or another entity, or in the event of a reorganization of the Company, or in the event of any extraordinary transaction, the board of directors or trustees of any corporation or trust, respectively, assuming the obligations of the Company hereunder or the Committee, as applicable, shall have the right to provide for the continuation of options granted under the Plan or for other equitable adjustments as determined by the board of directors or trustees of such corporation, or trust respectively, assuming the obligations of the Company hereunder or the Committee, as applicable (by means, such as, for example, cash payment in an amount equal to the difference between the share price and the option price, conversion into other property or securities, or giving written notice to option holders that their options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the Committee, as applicable, and that such options must be exercised within a specified period of days of such notice or they will be terminated)."


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        10.     Section 9. DURATION, TERMINATION AND AMENDMENT OF PLAN. is
amended by deleting the last two sentences thereof in their entirety.

        11. In all other respects, the Plan, as amended, shall continue in full force and effect.


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